    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2002
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RPM INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 02-0642224
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                  P.O. BOX 777
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                ---------------

          RPM INTERNATIONAL INC. DEFERRED COMPENSATION PLAN, AS AMENDED
                            (FULL TITLE OF THE PLAN)

                                ---------------

                                FRANK C. SULLIVAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             RPM INTERNATIONAL INC.
                                  P.O. BOX 777
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258
                                 (330) 273-5090
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                   P. KELLY TOMPKINS, ESQ.                                      EDWARD W. MOORE, ESQ.
    SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                    CALFEE, HALTER & GRISWOLD LLP
                   RPM INTERNATIONAL INC.                                  1400 MCDONALD INVESTMENT CENTER
                        P.O. BOX 777                                             800 SUPERIOR AVENUE
                       2628 PEARL ROAD                                        CLEVELAND, OHIO 44114-2688
                     MEDINA, OHIO 44258                                             (216) 622-8200
                       (330) 273-5090

                                ---------------

                         CALCULATION OF REGISTRATION FEE

============================ ===================== ====================== ======================= ======================
                                                         Proposed                Proposed
         Title of                                         Maximum                Maximum
        Securities                  Amount               Offering               Aggregate               Amount of
           To Be                    To Be            Price Per Share/            Offering             Registration
        Registered                Registered            Obligation                Price                    Fee
---------------------------- --------------------- ---------------------- ----------------------- ----------------------
  Common Stock, par value
    $0.01 per share(1)        230,000 shares(3)         $14.405(4)              $3,313,150                $305
---------------------------- --------------------- ---------------------- ----------------------- ----------------------
   Deferred Compensation
      Obligations(2)            $1,100,000(5)              100%               $1,100,000(5)                $102(6)
============================ ===================== ====================== ======================= ======================

(1) Includes rights (the "Rights") to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of RPM International Inc. (the "Company") under the Company's Rights Agreement, as amended, that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock.

(2) The Deferred Compensation Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Company's Deferred Compensation Plan, as amended (the "Plan").
(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of Deferred Compensation Obligations and additional shares of Common Stock that may be issued or become issuable under the terms of the Plan in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(4) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on November 20, 2002.
(5)      Estimated solely for purposes of determining the registration fee.
(6) Pursuant to Rule 457(i) under the Securities Act, the registration fee is calculated on the basis of the proposed offering price of the Deferred Compensation Obligations, which may convert to Common Stock at distribution.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 2002;

         (c)      The Company's Current Report on Form 8-K, filed on October 15,
                  2002;

         (d) The description of the Company's Common Stock and the Rights to purchase shares of the Company's Common Stock contained in the Company's Registration Statement on Form S-8 (Registration No. 333-101501), filed with the Commission on November 27, 2002, and any amendments and reports filed for the purpose of updating that description; and

         (e) The Company's Registration Statement on Form 8-A, filed with the Commission on May 11, 1999, related to the Rights.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         A description of the Common Stock and the Rights to purchase shares of Common Stock is incorporated herein by reference. See Item 3.

         The summary of the Deferred Compensation Obligations (the "Obligations") of the Company created pursuant to the Plan is qualified in its entirety by reference to the terms and conditions of the Plan, which was filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002, and which is incorporated herein by reference. In general, the Obligations under the Plan are unsecured general obligations to make future payments of compensation that certain employees and directors elect to defer under the terms of the Plan. The Obligations rank pari passu with any of the Company's other unsecured and unsubordinated indebtedness that may be outstanding from time to time. Except for the portion of those Obligations that are payable at distribution in shares of Common Stock under the terms of the Plan, the Obligations are not convertible into any of the Company's other securities. No sinking fund has or will be established with respect to the Obligations, other than the trust described below.

            Compensation may be deferred at the election of a participant but such election is subject to the rules and limitations of the Plan. Each Obligation will be payable on the date and in the form selected by each participant in accordance with the terms of the Plan. In limited circumstances, such as severe financial hardship or disability, a participant may be permitted to receive a full or partial payout from the Plan prior to the date initially selected by the participant. With the exception of Restricted Stock deferred under the Plan, the Obligations will be indexed to one or more Measurement Funds individually chosen by each participant in the Plan.

            The Plan is administered by a Committee comprised of a select group of members of the board of directors or such other Committee as the board appoints. The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination can adversely affect a participant's rights with respect to amounts deferred prior to the amendment or termination. A participant's rights to and under the Obligations are not assignable or transferable, except by way of transfer to a participant's beneficiary or estate upon the participant's death. The Company makes no promise or representation with respect to continued employment because of participation in the Plan. Except as otherwise stated in the Plan, and except for the trust described below, the Obligations do not enjoy the benefits of any affirmative or negative pledges or covenants by the Company.

         All payments of Obligations will be made from the Company's general assets. The Company has, however, established a grantor trust to fund the payment of the Obligations. The trust's assets are available for payment of Plan benefits even if the Company fails to pay such benefits directly except upon insolvency or bankruptcy. No participant has any preferred claim to, or beneficial interest in, any assets of the trust, and the assets of the trust remain subject to the claims of the Company's creditors. The existence of the trust to fund payments of the Obligations does not affect the status of the Obligations as general unsecured obligations of the Company.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 102(b)(7) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Specifically, this section provides that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article VIII of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that to the full extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

         Article IX of the Certificate of Incorporation provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of certain other entities, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

         Both the DGCL and Article IX of the Certificate of Incorporation provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the directors and officers against certain liabilities that might arise in connection with their respective positions with the Company.

         The Company has entered into Indemnification Agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9.       UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 27th day of November, 2002.

                                       RPM INTERNATIONAL INC.

                                       By:  /s/ Frank C. Sullivan
                                         --------------------------------------
                                          Frank C. Sullivan
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of November, 2002.

              Signature                          Title
              ---------                          -----

/s/ Frank C. Sullivan               President, Chief Executive Officer and
------------------------------      a Director (Principal Executive Officer)
Frank C. Sullivan


/s/ Robert L. Matejka               Vice President, Chief Financial Officer and
------------------------------      Controller (Principal Financial and
Robert L. Matejka                   Accounting Officer)


/s/ Thomas C. Sullivan              Chairman of the Board of Directors
------------------------------
Thomas C. Sullivan


/s/ Max D. Amstutz                  Director
------------------------------
Max D. Amstutz


/s/ Edward B. Brandon               Director
------------------------------
Edward B. Brandon


/s/ Bruce A. Carbonari              Director
------------------------------
Bruce A. Carbonari

              Signature                          Title
              ---------                          -----

/s/ E. Bradley Jones                Director
------------------------------
E. Bradley Jones


/s/ James A. Karman                 Director
------------------------------
James A. Karman


/s/ Donald K. Miller                Director
------------------------------
Donald K. Miller


/s/ William A. Papenbrock           Director
------------------------------
William A. Papenbrock


/s/ Albert B. Ratner                Director
------------------------------
Albert B. Ratner


/s/ Jerry Sue Thornton              Director
------------------------------
Jerry Sue Thornton


/s/ Joseph P. Viviano               Director
------------------------------
Joseph P. Viviano

                                  EXHIBIT INDEX

     Exhibit Number                             Exhibit Description
     --------------                             -------------------

           4.1 Amended and Restated Certificate of Incorporation of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002.

           4.2 Amended and Restated By-Laws of the Company, which are incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002.

           4.3 Specimen Certificate of Common Stock, par value $0.01 per share, of the Company, which is incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002.

           4.4 Rights Agreement, dated as of April 28, 1999, between RPM International Inc. (as successor to RPM, Inc.) and Harris Trust and Savings Bank, which is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, as filed with the Commission on May 11, 1999.

          4.4.1 Amendment to Rights Agreement, dated as of December 18, 2000, among RPM International Inc. (as successor to RPM, Inc.), Computershare Investor Services (formerly Harris Trust and Savings Bank) and National City Bank, which is incorporated herein by reference to Exhibit 4.4.1 of the Company's Annual Report on Form 10-K for the period ended May 31, 2001.

          4.4.2 Second Amendment to Rights Agreement, dated as of October 15, 2002, among RPM, Inc., National City Bank (as successor rights agent to Computershare Investor Services, formerly Harris Trust and Savings Bank) and RPM International Inc., which is incorporated herein by reference to Exhibit 4.4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002.

           4.5 RPM International Inc. Deferred Compensation Plan, which is incorporated herein by reference to Exhibit
                           10.8.1 of the Company's Annual Report on Form 10-K for the period ended May 31, 2002.

          4.5.1 Amendment No. 1 to RPM International Inc. Deferred Compensation Plan. (x)

           5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered. (x)

          23.1             Consent of Ciulla, Smith & Dale, LLP. (x)

          23.2             Consent of Calfee, Halter & Griswold LLP (included
                           in Exhibit 5.1).
-------------

(x)  Filed herewith.



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